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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


SUBSIDIARY                                     JURISDICTION OF INCORPORATION
----------                                     -----------------------------
Remington Arms Company, Inc.                   Delaware
Remington International, Ltd.                  Barbados